UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 13, 2015

                                CROWDGATHER, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)

         Nevada                       000-52143                20-2706319
----------------------------    ----------------------    ------------------
(State or other jurisdiction    (Commission File Number)  (IRS Employer Identi-
of  incorporation)                                              fication No.)


            20300 Ventura Blvd., Suite 330, Woodland Hills, CA 91364
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (818) 435-2472
        -----------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2015, the Company entered into a Note Purchase Agreement. Under the Agreement Sanjay Sabnani agreed to loan the Company $50,000. As part of the Agreement, the Company and Mr. Sabnani entered into a Promissory Note whereby the Company will repay the $50,000 including interest at 12% or the maximum allowable under the law, whichever is lower. The Note, including interest, is due April 13, 2016.

Also on April 13, 2015, the Company entered into a Security Agreement. To secure the timely payment and performance in full of the obligations, Company does assigned, granted and pledged to the Sanjay Sabnani (among others) all of the estate, right, title and interest of Company in and to the collateral including equipment, cash, receivables, general intangibles, and securities of CrowdGather, Inc.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601of Regulation S-K.


Exhibit No.                Description

10.1                       Note Purchase Agreement
10.2                       Secured Promissory Note
10.3                       Security Agreement





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CrowdGather, Inc.


                                        By: /s/ Sanjay Sabnani
                                            ------------------------------------
                                            Sanjay Sabnani
                                            Chief Executive Officer



Date: April 17, 2015